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Exhibit 10.26

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of this 26th day of November 2006 ("Effective Date") by and between, SENSE HOLDINGS INC ("Company") and ANDREW GOLDRICH ("Consultant").

                                    RECITALS

         WHEREAS, Company desires to engage Consultant to perform certain consulting services for it, and Consultant desires to perform consulting services for the Company, subject to the terms and conditions of this Agreement.
         .
         THEREFORE, for the mutual promises contained herein, the parties hereto agree as follows:
                                    AGREEMENT

1.       ENGAGEMENT BY CONSULTANT.

         Company hereby engages Consultant and Consultant hereby agrees to hold himself available to render, and to render at the request of the Company, independent advisory and consulting services for the Company to the best of his ability, upon the terms and conditions hereinafter set forth. Such consulting services shall include, but not be limited to, consulting advice and performance of services as outlined in Exhibit A.

2.       TERM.

         The term of this Agreement shall commence on December 15th, 2006 through and including May 15th, 2007 unless terminated or extended in accordance with provisions of this Agreement. Agreement may be terminated by either party after 90 days and with 7 days written notice.

3.       COMPENSATION.

         In consideration of the services to be rendered pursuant to this Agreement, Consultant shall be entitled to receive compensation as outlined in Exhibit B.

4.       INDEPENDENT CONTRACTOR.

         It is expressly agreed that Consultant is acting as an independent contractor in performing his services hereunder, and this Agreement is not intended to, nor does it create, an employer-employee relationship nor shall it be construed as creating any joint venture or partnership between the Company and Consultant. Consultant shall be responsible for all applicable federal, state and other taxes related to Consultant's consulting fee and Company shall not withhold or pay any such taxes on behalf of Consultant, including without limitation social security, federal, state and other local income taxes. Since Consultant is acting solely as an independent contractor under this Agreement, Consultant shall not be entitled to insurance or other benefits normally provided by Company to its employees.

5.       ASSIGNMENT.

         This Agreement is a personal one being entered into in reliance upon and in consideration of the singular personal skill and qualifications of Consultant. Neither Consultant nor the Company shall voluntarily, or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to terms of this Agreement without the prior written consent of the other party. Any attempt at assignment or transfer by either party of its obligations hereunder, without such consent, shall be null and void.


6.       CONFIDENTIALITY.

         Consultant recognizes that during the course of Consultant's activities on behalf of the Company, he will accumulate certain proprietary and confidential information and trade secrets used in the Company's business and will have divulged to him certain confidential and proprietary information and trade secrets about the business, operations and prospects of the Company, which constitute valuable business assets of the Company. Consultant hereby acknowledges and agrees that such information, except for information which is in the public domain prior to Consultant's receipt thereof, or which subsequently becomes part of the public domain other than by Consultant's breach of a confidentiality obligation, or which Consultant can clearly demonstrate was in his possession prior to receipt thereof from the Company and was developed by Consultant or received by Consultant from a third-party without breach of such third-parties confidentiality obligations with respect thereto ("Proprietary Information") is confidential and proprietary and constitutes trade secret information and the Proprietary Information belongs to the Company and not to Consultant. Consultant agrees, to the extent not prohibited by law, that he shall not, at any time during or after the Term of this Agreement and three years after the expiration or termination of this Agreement, disclose, divulge or make known, directly or indirectly, to any person, or otherwise use or exploit in any manner any Proprietary Information obtained by Consultant under this Agreement, except in connection with extent required by his performance of his duties hereunder for the Company. Upon termination of this Agreement, Consultant shall deliver to Company all tangible displays and repositories of Proprietary information.

7.       NON-CIRCUMVENTION

         It is hereby agreed by and between parties hereto, to NON-CIRCUMVENTION as to the knowledge, efforts, opportunities and procedures that the parties involved may learn from one another or from the principals, addresses, telephone and facsimile numbers of sellers, buyers, owners, lenders, borrowers, trusts, investors, bankers, agents, brokers, finders, or others hereinafter referred to as "CONTACTS".



         It is understood and agreed that such CONTACTS of each party herein are and shall be recognized as exclusive and valuable CONTACTS and the parties hereto will not attempt to contact, deal with, or in any manner solicit the CONTACTS introduced by any of the other parties, at any time or in any manner, without the written consent of the party introducing said CONTACT, as well as entering into a written Fee Agreement or other arrangement in writing acceptable by all participants with the party who first provided such CONTACT.

         Each of the undersigned hereby agrees, warrants and covenants not to, in any way whatsoever, CIRCUMVENT or attempt to CIRCUMVENT in any present or future transaction. It is understood and agreed that the companies and individuals listed and attached hereto as exhibit C and their affiliates, subsidiaries, companies and assigns and transactions arising out of these introductions are conclusively deemed CONTACTS as defined herein first provided by Finder. Finder shall add to this list from time to time, HOWEVER, any contact introduced by Finder whether currently on this list or not, whether verbally or in writing, shall be considered as one of Finder CONTACTS.


8.       TERMINATION.

         This Agreement may be terminated on the occurrence of any one of the following events:

         8.1      The expiration of the Term hereof;

         8.2      The mutual agreement of the parties;



         8.3 By the Company "with cause," effective upon delivery of written notice to Consultant given at any time (without any necessity for prior notice) if any of the following shall occur:
                  (a) A material breach of this Agreement by Consultant, which breach has not been cured within thirty (30) days after a written demand for such performance is delivered to Consultant by the Company that specifically identifies the manner in which the Company believes that Consultant has breached this Agreement;

                  (b) Any material acts or events which inhibit Consultant from fully performing his responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Consultant's lack of honesty or Consultant's moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

9.       DISCLAIMER OF RESPONSIBILITY FOR ACTS OF COMPANY.

         The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company. In no event shall Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall under no circumstances be liable for any expenses incurred or loss suffered by the Company as a consequence of such decisions.

10.      GENERAL PROVISIONS.

         10.1 Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

         10.2 Attorneys' Fees. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

         10.3 Complete Agreement. This Agreement supersedes any and all of the other agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.

         10.4 Binding. This Agreement shall be binding upon and inure to the benefit of the successors-in-interest, assigns and personal representatives of the respective Parties.

         10.5 Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopied, addressed as follows:

Party:            Company:                       Attention: Dore Perler
------
                                                 Sense Holdings Inc.
                                                 4503 NW 103 Avenue
                                                 Suite 200
                                                 Sunrise, FL 33351
                                                 954-726-1422
                Consultant:                      Attention: Andrew Goldrich
                                                          Marigot Drive
                                                 Boca Raton, Florida
                                                 561-706-2107




         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged or confirmed, if telefaxed. No notices may be sent via computer-generated electronic mail (so-called "email").

         10.6 Unenforceable Terms. Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

         10.7 Execution in Counterparts. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

         10.8 Further Assurance. From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

         10.9 Incorporation by Reference. All exhibits referred to in this Agreement are incorporated herein in their entirety by such reference.

         10.10 Miscellaneous Provisions. The various headings and numbers herein and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a party hereof. The language in all parts of this Agreement shall in all cases be construed in accordance with its fair meaning as if repared by all Parties to the Agreement and not strictly for or against any of the Parties.


11.      INDEMNIFICATION.

         Both Parties shall indemnify, defend and hold the other party harmless against any and all claims, loss, cost, liability, or expense (including, without limitation, reasonable attorneys' fees and costs) incurred, sustained and/or paid by either party arising out of (i) any breach by either party of any of its representations, warranties or covenants made under or in connection with this Agreement, or (ii) the gross negligence or willful misconduct of either party in its performance under this Agreement.



         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


         "COMPANY"                                            "CONSULTANT"



By:  /s/ Dore Perler                           By  /s/ Andrew Goldrich
    ------------------                          ------------------------
         Dore Perler                                   Andrew Goldrich
         CEO




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                                    EXHIBIT A


         ENGAGEMENT BY CONSULTANT:


                  During the term of this Agreement, Consultant will provide the following services to the Company:

                  1 - The consultant will provide ongoing financial reporting services.

                  2 - The consultant will act as an advisor to the company





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                                    EXHIBIT B


COMPENSATION:

         As compensation for providing the services as outlined in Exhibit A, Consultant will receive the following:



                  CONSULTANT shall receive a retainer of $ 3000.00 per month.